CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Resolve Staffing, Inc.
Cincinnati, Ohio

We consent to the inclusion in this Form S-1 of Resolve Staffing, Inc. of our report dated March 11, 2006, relating to the consolidated financial statements of Resolve Staffing, Inc. for the year ended December 31, 2005.

                           /s/ PKF
San Diego, California               PKF
February 5, 2007               Certified Public Accountants
                    A Professional Corporation